EXHIBIT 2.1
                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into effective for all purposes and all respects as of the 1st day of January, 1995 by CHADBOURNE CORPORATION, a Delaware corporation, whose address is 1430 Broadway, 13th Floor, New York, New York 10018 ("Pledgor"), and THE A.J. 1989 TRUST, whose address is c/o Mentmore Holdings, Corp., 1430 Broadway, 13th Floor, New York, New York 10018 ("Secured Party").

     WHEREAS, Secured Party has indicated to Pledgor that it may consider loaning in the future, in its sole and absolute discretion, funds to Pledgor, up to a maximum aggregate amount of One Million Dollars ($1,000,000.00), pursuant to the form of Promissory Note (Line of Credit) attached hereto as Exhibit A and made a part hereof (such form, as executed, and/or any renewal, replacement, substitution thereto, as any of the foregoing may be amended from time to time, shall hereinafter be referred to as the "Credit Note"), subject to the terms and conditions hereinafter set forth, for the purpose of acquiring in the future from time to time shares of Common Stock of Texfi Industries, Inc. (such shares and/or the stock certificate(s) representing such shares shall hereinafter be referred to as the"Stock"), a Delaware corporation ("Texfi");

     WHEREAS, as a material inducement to Secured Party to make (or otherwise consider making) such loans to Pledgor hereunder and as collateral for the payment of principal, interest and other sums due under such loans, Pledgor has agreed to grant Secured Party a security interest in and to the Stock.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Indebtedness.

     (a) At any time or from time to time prior to December 31, 2001, Secured Party agrees to consider loaning, in its sole and absolute discretion, funds to Pledgor, up to a maximum aggregate amount of One Million Dollars ($1,000,000.00), subject to the provisions provided herein (any such funds advanced or readvanced hereunder being hereinafter referred to collectively as the "Indebtedness").

     (b) Nothing herein shall grant to Pledgor (or any other party) any right to demand Secured Party to make any loans hereunder, and it is expressly understood and agreed that Secured Party has the sole and absolute discretion to decide whether or not to advance any funds pursuant to this Agreement and can unilaterally impose any condition or requirement not stated in this Agreement as an additional condition for making any such loans.

     (c) It is understood and agreed that, as funds are advanced from time to time to Pledgor by Secured Party, such Indebtedness shall be evidenced by the Credit Note payable to Secured Party and secured by the "Collateral" (as defined below).

     2. Grant of Security Interests.

     (a) Pledgor hereby grants, pledges, assigns and transfers unto Secured Party a security interest in and to all of Pledgor's right, title and interest in and to the Stock (including, but not limited to, Pledgor's account numbered 376- 181-40-15 at Smith Barney ("Smith Barney"), whose business address is 1776 Eye Street, N.W., Suite 900, Washington, D.C. 20006, or any subsequent account wherein the Stock is held for the account of Pledgor), together with all right, title and interest of Pledgor in and to any proceeds, increases, substitutions, replacements, additions and accessions thereof and thereto (hereinafter collectively referred to as the "Collateral").

     (b) As additional security for the payment of principal, interest and other sums due under the Credit Note, the Collateral is hereby absolutely, unconditionally and irrevocably granted, pledged and assigned to Secured Party.

     (c) In furtherance of and not in limitation of the foregoing, any and all income, proceeds and/or distributions with respect to the Stock and/or the Collateral shall be immediately paid over to Secured Party upon receipt by Pledgor and, in connection therewith, Secured Party shall have the right to instruct the respective payor thereunder to make any and all such payments directly to Secured Party until the Indebtedness (including, any and all interest, fees and expenses) is repaid in full.

     (d) Pledgor hereby covenants and agrees that, upon the acquisition of any Stock, Pledgor shall immediately (i) provide the Secured Party with written notice of such acquisition and (ii) deliver or cause to be delivered to Secured Party (A) (1) possessions of the Stock and (2) a duly executed Collateral Assignment Separate From Certificate (Stock Power) in the form attached hereto as Exhibit B and made a part hereof, and/or (B) any pledge, escrow or other security agreement which is satisfactory to Secured Party and, if necessary, entered into by Smith Barney [or any other subsequent holder of the Stock for Pledgor's account (such holder being hereinafter referred to as "Broker")], if it appears necessary or advisable in the opinion of Secured Party to establish, maintain and/or continuously perfect a valid and enforceable first priority security interest in the Stock (it being understood, however, that any such delivery shall be deemed to have been made and be effective immediately upon Pledgor's acquisition of the Stock, directly or by and through Broker, which Stock shall be deemed to be held in constructive trust by Pledgor (or such Broker, as the case may be) for the benefit of Secured Party until such possession and/or delivery actually occurs); provided, however, that, no such pledge of the Stock hereunder shall be deemed to have accrued or be deemed effective until such Stock has been acquired by Pledgor.

     3. Pledgor's Representations, Warranties and Covenants. Pledgor represents, warrants and covenants, which representations, warranties, and covenants shall survive execution and delivery of this Agreement, as follows:

          (a) Use of Proceeds. Pledgor shall use the Indebtedness solely for the purpose of, and to the fullest extent necessary to, acquire the Stock.

          (b) Enforceability; Priority. Pledgor is the legal and beneficial owner of the Collateral and has the full, absolute and entire right, power and authority to execute and deliver this Agreement and to grant the security interest in the Collateral hereunder. The security interest granted to Secured Party hereunder in and to the Collateral constitutes a valid and enforceable first priority security interest therein and is subject to no mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC of any jurisdiction, or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) (the "Liens") that have been created by or are arising through Pledgor, except for the Liens expressly set forth in this Agreement. Secured Party is entitled to all the rights, priorities, benefits and remedies of a secured party afforded by the Uniform Commercial Code of the State of Florida or any other applicable jurisdiction (the "UCC").

          (c) No Liens. Except for the Liens expressly set forth in this Agreement, Pledgor shall not grant to any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise or any government or political subdivision or any agency, department, or instrumentality thereof (a "Person") any lien or otherwise pledge or encumber the Collateral, nor shall Pledgor sell, assign, transfer or otherwise dispose of the Collateral, without the express written consent of Secured Party exercised in its sole discretion.

          (d) Further Actions. Pledgor agrees, at its sole cost and expense, to acknowledge, execute and deliver to Secured Party and, if appropriate, record such financing statements and such other instruments, documents and/or notices as Secured Party may from time to time reasonably request or as are necessary in the opinion of Secured Party to establish, maintain and/or continuously perfect a valid and enforceable security interest in the Collateral as provided herein and the other rights and security contemplated herein [including, but not limited to, any pledge, escrow or other security agreement which is satisfactory to Secured Party and entered into by Broker (or any other subsequent holder of the Stock for Pledgor's account)] all in accordance with the UCC and all other applicable laws as enacted in any and all relevant jurisdictions or any other relevant law. Pledgor will pay any applicable filing fees and related expenses.

          (e) Attorney-in-Fact. So long as this Agreement remains in existence, Secured Party is absolutely, irrevocably and unconditionally constituted and appointed the true and lawful attorney-in-fact, in Pledgor's name or otherwise, to pursue and enforce all and any rights of Pledgor in and to the Collateral, such power of attorney being coupled with an interest so long as this Agreement shall remain in effect.

          (f) Absolute Rights. This Agreement shall be construed as absolute, continuing and unlimited with respect to the covenants, conditions and obligations contained herein, without regard to regularity, validity, enforceability or any change, modification or amendment of any liability or obligation of Secured Party. Further, Secured Party may exercise its rights with respect to the Collateral without any necessity on its part or on the part of the holder of any obligation secured hereby first to realize upon or enforce any of the security now or hereafter held for any such obligation, and Pledgor hereby waives (i) any right to require Secured Party to proceed against any person or to pursue any other remedy and (ii) all suretyship defenses or other defenses in the nature thereof.

     4. Events of Default. The following shall constitute Events of Default under this Agreement:

          (a) Pledgor shall fail to pay to Secured Party any amount due Secured Party under any term or provision of the Credit Note which has not been cured within ten (10) days after written notice to Pledgor of such default;

          (b) any representation, warranty or statement made by Pledgor herein or in any certificate delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or being made which has not been (or cannot be) cured within ten (10) days after written notice to Pledgor of such breach;

          (c) Pledgor shall default in the performance or observance by it of any other term, covenant or agreement contained in this Agreement, the Credit Note or any other document executed in connection herewith or otherwise securing the Indebtedness, and the same is not cured within ten
     (10) days after written notice of such default is given to Pledgor or, with respect to any default which cannot be reasonably cured within ten (10) days, if Pledgor fails to proceed within ten (10) days to commence curing such default and thereafter to proceed with all due diligence to substantially cure such default within forty-five (45) days thereafter; or

          (d) Pledgor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Pledgor and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Pledgor, or Pledgor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Pledgor, or there is commenced against Pledgor any such proceeding which remains undismissed for a period of sixty (60) days, or Pledgor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Pledgor suffers any appointment of a custodian or the like for it or any substantial part of its properties to continue undischarged or unstayed for a period of sixty (60) days; or Pledgor makes a general assignment for the benefit of creditors; or any corporate action is taken by Pledgor for the purposes of effecting any of the foregoing.

     5. Remedies. Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to (i) any continuing rights of the holders of pre-existing Liens identified in this Agreement and (ii) any mandatory requirements of applicable law then in effect, Secured Party may avail itself of any legal or equitable rights or remedies of a secured creditor under the UCC and/or any other applicable law now or hereafter existing.

     6. Waiver of Claims. Except as otherwise provided in this Agreement, PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH

SECURED PARTY'S TAKING POSSESSION OR SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and Pledgor hereby further waives, to the fullest extent permitted by law:

          (a) all damage occasioned by such taking of possession except any damages which are the direct result of Secured Party's gross negligence or misconduct;

          (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Secured Party's rights hereunder; and

          (c) all rights of redemption, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or absolute sale of the Collateral or any portion thereof, and Pledgor, for itself and all who may claim under him, insofar as he now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

     7. Application of Proceeds. The proceeds of any Collateral shall be applied as follows:

          (a) to the payment of any and all reasonable expenses and fees (including reasonable attorneys' fees) incurred by Secured Party in obtaining and disposing of Collateral;

          (b) next, any surplus then remaining to the payment of the Indebtedness; and

          (c) if no part of the Indebtedness is outstanding and in default, any surplus then remaining shall be paid to Pledgor, subject however, to the rights of the holder of any then existing Lien of which Secured Party has actual notice (without investigation);

it being understood that Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this Paragraph 7 with respect to Secured Party.

     8. Remedies Cumulative. No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder and no course of dealing between Pledgor and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Secured Party would otherwise have.

     9. Discontinuance of Proceedings. In case Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Secured Party, then and in every such case Pledgor and Secured Party shall be restored to their former positions and the rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of Secured Party, shall continue as if no such proceeding had been instituted.

     10. Additional Rights. The rights of Secured Party under this Agreement shall be in addition to all rights and benefits at law or in equity inuring to Secured Party with respect to the Credit Note, the Indebtedness and any documents relating thereto.

     11. Notices. All notices to be given under this Agreement shall be deemed given when delivered by hand, by facsimile or other similar transition, by a nationally recognized overnight courier, or when sent by certified or registered mail, return receipt requested, and addressed to the party's address set forth opposite such party's signature below, or if sent otherwise be deemed given when actually received. Either party may change its address for notices by delivery and receipt of a notice thereof to the other party.

     12. Waiver; Amendment. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     13. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any agreement or invoice relating to the Collateral or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement; (c) any furnishing of any additional security to Secured Party or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by Secured Party; or (d) any invalidity, irregularity or unenforceability of all or part of the Collateral.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party. All agreements, statements, representations and warranties made by Pledgor herein or in any certificate or other instrument delivered by Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by Secured Party and shall survive the execution and delivery of this Agreement regardless of any investigation made by Secured Party.

     15. Headings Descriptive, Etc. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     16. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall at all times and in all respects be construed in accordance with and be governed by the laws of the State of Florida.


     17. Pledgor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral, and Secured Party shall not be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor under or with respect to any Collateral.

     18. Preamble; Exhibits. The preamble hereto is hereby incorporated herein and, by this reference, made a part hereof. Similarly, Exhibits A and B are hereby incorporated herein and, by this reference, made a part hereof.


                     [Signatures appear on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date set first set forth above.

                                    PLEDGOR:

WITNESS/ATTEST:                     CHADBOURNE CORPORATION, a Delaware
corporation


                                    By: William L. Remley,
                                       President


[Corporate Seal]


                                    SECURED PARTY:

WITNESS:                            THE A.J. 1989 TRUST



                                    By: William L. Remley, Trustee


2

                                    EXHIBIT A
                                       TO
                           LOAN AND SECURITY AGREEMENT


                        PROMISSORY NOTE (LINE OF CREDIT)

$1,000,000.00                                              District of Columbia
                                                           Date: January 1, 1995



     FOR VALUE RECEIVED, the undersigned, CHADBOURNE CORPORA- TION, a Delaware corporation ("Maker"), hereby promises to pay to the order of THE A.J. 1989 TRUST ("Payee") the principal sum of ONE MILLION DOLLARS ($1,000,000.00), or so much thereof as may be advanced and/or readvanced hereunder and remain unpaid, together with accrued interest at the rate hereinafter set forth, on the unpaid principal balance hereof from time to time outstanding (the "Principal Balance"), at the rates applicable from time to time before maturity, as set forth in this Promissory Note (this "Note").

     1. Revolving Loan. This Note evidences a revolving loan. Advances and readvances shall be made hereunder as provided in that certain Loan and Security Agreement dated as of January 1, 1995 between Maker and Payee (the "Loan and Security Agreement"). The entire unpaid principal balance, together with accrued and unpaid interest thereon, and all other obligations of Maker hereunder, if not sooner paid, shall be due and payable in full on December 31, 2001 (the "Maturity Date").

     2. Rate of Interest. This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 365-day year) until the Maturity Date on the Principal Balance at a rate equal to nine percent (9%) per annum (the "Interest Rate").

     3. Payments. Interest only, commencing as of the date hereof and calculated at the Interest Rate on the Principal Balance, shall be due and payable annually on the thirty-first (31st) day of each December during the term of this Note commencing on the thirty-first (31st) day of December, 1995, except that the last such payment of interest only shall be due and payable on the Maturity Date, and on each such interest payment date there shall be due and payable all interest accrued to that date; provided, however, that Payee shall have the absolute right (but not the obligation), in its sole discretion, to add to the Principal Balance at any time or from time to time any accrued interest then due and payable hereunder and treat the same as an advance under this Note, without notice to or demand upon Maker. The entire Principal Balance hereof, and all accrued but unpaid interest, if any, shall be due and payable in full on the Maturity Date.

Payments made on account hereof shall, at Payee's option, be applied first (1st) to the payment of any late charges accrued and due and other costs and expenses, if any, then to accrued and unpaid interest, and the remainder of each payment shall be applied to unpaid principal.

     Maker may prepay the Principal Balance or any part thereof, with accrued interest to the date of such prepayment, at any time, without penalty or premium. Prepayments shall not postpone or reduce any regular payments of interest, but shall be credited to installments of principal, if any, in their order of maturity.

     4. Guaranty. Maker hereby unconditionally guarantees the due performance and prompt payment, whether on the Maturity Date or by acceleration or otherwise, of the full principal balance of this Note, together with interest calculated as aforesaid, and all reasonable legal or other costs incurred by Payee in the enforcement thereof against Maker.

     5. Event of Default. It is expressly agreed that time is of the essence for all purposes of this Note. Either (i) the failure of Maker to make any payment of the interest or the Principal Balance on this Note as and when due and payable which failure is not fully cured within ten (10) days after written notice thereof from Payee; (ii) the making by Maker of a general assignment for the benefit of creditors; (iii) the appointment of a custodian for Maker; (iv) the commencement of any proceeding by Maker for relief under any Federal bankruptcy law or any state insolvency or similar law; (v) the commencement of any proceeding against Maker under any Federal bankruptcy law or any state insolvency or similar law, which proceeding is not dismissed within sixty (60) days; or (vi) any Event of Default under the Loan and Security Agreement, shall constitute an event of default hereunder (each, an "Event of Default"). Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of any such Event of Default, Payee may, with or without notice to Maker, declare this Note to be immediately due and payable, as to the unpaid Principal Balance, any accrued interest, late charges and any expenses, costs and/or damages provided for herein, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     6. Security Agreements. This Note is made pursuant to the Loan and Security Agreement and is or may be secured by (i) financing statements by Maker, as debtor, and Payee, as secured party, and (ii) any other instruments now or hereafter executed by Maker in favor of Payee which in any manner constitute additional security for this Note (the foregoing documents, including the Loan and Security Agreement, are hereinafter collectively referred to as the "Loan Documents"). All of the terms, covenants, conditions and provisions of the Loan Documents are hereby incorporated in and made a part of this Note to the same extent as if herein set forth in full.

     7. Outstanding Principal Amount. The face amount of this Note is the principal sum of One Million Dollars ($1,000,000.00). Each advance and readvance by Payee hereunder shall be evidenced by this Note, and any repayments of principal by Maker shall be credited against the Principal Balance due on this Note, but shall not extinguish this Note in whole or in part. The Principal Balance due on this Note may increase and decrease as advances, readvances and payments are made hereunder, pursuant to the Loan and Security Agreement (including amendments and supple- ments thereto) between Maker and Payee hereof, and this Note shall evidence all of the indebtedness of Maker hereunder from time to time existing pursuant to said Loan and Security Agreement, including readvances of sums already paid. The aggregate principal advances and readvances under this Note may exceed the face amount hereof, but the Principal Balance hereunder at any given time shall not exceed the face amount hereof, it being understood and agreed that Payee hereof does not intend to make any loans to Maker that are not secured by the Loan and Security Agreement and that each and every advance and readvance made at present or hereafter to Maker shall be deemed to be a fully secured advance evidenced by this Note.

     8. Waivers. Maker hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection or bringing suit and agrees that Payee may accept partial payment without discharging the obligations evidenced hereby.

     9. Attorneys' Fees and Costs; Waiver of Jury Trial. Maker agrees to pay all reasonable attorneys' fees and costs incurred by Payee in collecting or attempting to collect this Note, whether by suit or otherwise. MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL ACTION BROUGHT BY PAYEE TO COLLECT THIS NOTE.

     10. Applicable Law; Assigns. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida. As used herein, Maker and Payee shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

     11. Default Rate of Interest. Any late payment of interest or the Principal Balance (whether on the Maturity Date or by acceleration of this Note as provided in Section 5) shall bear interest from the due date of such payment until paid at the Interest Rate plus five percent (5%) (the "Default Rate of Interest").

     12. Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of Maker hereunder shall be subject to the limitation that to the extent that contracting for or receipt of interest at the Default Rate of Interest hereunder would be contrary to provisions of any law applicable to Payee limiting the highest rate of interest which may be lawfully contracted for, charged or received by Payee, such amount which would exceed the highest lawful rate shall be applied to the reduction of the Principal Balance due hereunder and not to the payment of interest at the Default Rate of Interest.

     13. Notices. Any notice to the parties provided for in this Note shall be given hand delivered, with receipt thereof, or sent be certified or registered mail, return receipt requested, and first-class postage prepaid, or by overnight courier, to the address of the addressee party set forth in this paragraph 13, unless notice of a change of address is given to all parties hereto pursuant to the provisions of this paragraph 13. Notice shall be deemed effective upon receipt. Notice shall be given to Maker at the following address:

                  Chadbourne Corporation
                  1430 Broadway
                  13th Floor
                  New York, New York  10018

and to Payee at the following address:

                  The A.J. 1989 Trust
                  c/o William L. Remley, Trustee
                  c/o Mentmore Holdings Corp.
                  1430 Broadway
                  13th Floor
                  New York, New York  10018

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Note, intending to be bound legally, as of the date first above written.


                                    MAKER:

WITNESS/ATTEST:                     CHADBOURNE CORPORATION, a
                                    Delaware corporation


                                    By: William L. Remley,
                                        President

[Corporate Seal]

                                    EXHIBIT B
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                   STOCK POWER

                COLLATERAL ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned, CHADBOURNE CORPORATION, a Delaware corporation, does hereby grant, pledge, assign and transfer unto THE A.J. 1989 TRUST pursuant to that certain Loan and Security Agreement dated as of January 1, 1995 (as the same may be amended from time to time), the Stock Certificate(s) representing _______________________________ (_____) shares of Common Stock of
Texfi Industries, Inc., a Delaware corporation (the "Corporation"), more fully described below, standing in the undersigned's name on the books of the Corporation, and does hereby irrevocably constitute and appoint any officer of the Corporation the undersigned's attorney-in-fact and agent to transfer such Stock Certificate(s) on the books of the Corporation with full power of substitution in accordance with the foregoing.

     This Collateral Assignment is made pursuant to the Loan and Security Agreement.

Dated: _______________

Stock Certificate No.(s): [Smith Barney Account #376-181-40-15]

Number of Shares: __________________

In the Presence of:                      CHADBOURNE CORPORATION,  a
                                         Delaware corporation


_________________________                 By____________________________
                                            William L. Remley,
                                            President

[Corporate Seal]

                                          SIGNATURE GUARANTY:

                                   STOCK POWER

                COLLATERAL ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned, CHADBOURNE CORPORATION, a Delaware corporation, does hereby grant, pledge, assign and transfer unto THE A.J. 1989 TRUST pursuant to that certain Loan and Security Agreement dated as of January 1, 1995 (as the same may be amended from time to time), the Stock Certificate(s) representing Sixty-Three Thousand (63,000) shares of Common Stock of Texfi Industries, Inc., a Delaware corporation (the "Corporation"), more fully described below, standing in the undersigned's name on the books of the Corporation, and does hereby irrevocably constitute and appoint any officer of the Corporation the undersigned's attorney-in-fact and agent to transfer such Stock Certificate(s) on the books of the Corporation with full power of substitution in accordance with the foregoing.

This Collateral Assignment is made pursuant to the Loan and Security Agreement.

Dated:  January 31, 1995

Stock Certificate No.(s): [Smith Barney Account #376-181-40-15]

Number of Shares:  63,000

In the Presence of:                      CHADBOURNE CORPORATION,  a
                                         Delaware corporation


_________________________                 By____________________________
                                            William L. Remley,
                                            President

[Corporate Seal]

                                          SIGNATURE GUARANTY:

                                   STOCK POWER

                COLLATERAL ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned, CHADBOURNE CORPORATION, a Delaware corporation, does hereby grant, pledge, assign and transfer unto THE A.J. 1989 TRUST pursuant to that certain Loan and Security Agreement dated as of January 1, 1995 (as the same may be amended from time to time), the Stock Certificate(s) representing Fifty-Five Thousand Three Hundred (55,300) shares of Common Stock of Texfi Industries, Inc., a Delaware corporation (the "Corporation"), more fully described below, standing in the undersigned's name on the books of the Corporation, and does hereby irrevocably constitute and appoint any officer of the Corporation the undersigned's attorney-in-fact and agent to transfer such Stock Certificate(s) on the books of the Corporation with full power of substitution in accordance with the foregoing.

This Collateral Assignment is made pursuant to the Loan and Security Agreement.

Dated:  February 28, 1995

Stock Certificate No.(s): [Smith Barney Account # 376-181-40-15]

Number of Shares:  55,300

In the Presence of:                      CHADBOURNE CORPORATION,  a
                                         Delaware corporation


_________________________                 By____________________________
                                            William L. Remley,
                                            President

[Corporate Seal]

                                          SIGNATURE GUARANTY:

                                   STOCK POWER

                COLLATERAL ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned, CHADBOURNE CORPORATION, a Delaware corporation, does hereby grant, pledge, assign and transfer unto THE A.J. 1989 TRUST pursuant to that certain Loan and Security Agreement dated as of January 1, 1995 (as the same may be amended from time to time), the Stock Certificate(s) representing Sixty-Three Thousand Five Hundred (63,500) shares of Common Stock of Texfi Industries, Inc., a Delaware corporation (the "Corporation"), more fully described below, standing in the undersigned's name on the books of the Corporation, and does hereby irrevocably constitute and appoint any officer of the Corporation the undersigned's attorney-in-fact and agent to transfer such Stock Certificate(s) on the books of the Corporation with full power of substitution in accordance with the foregoing.

This Collateral Assignment is made pursuant to the Loan and Security Agreement.

Dated:  March 31, 1995

Stock Certificate No.(s): [Smith Barney Account #376-181-40-15]

Number of Shares:  63,500

In the Presence of:                      CHADBOURNE CORPORATION,  a
                                         Delaware corporation


_________________________                 By____________________________
                                            William L. Remley,
                                            President

[Corporate Seal]

                                          SIGNATURE GUARANTY: